Exhibit 3(c)2
                         BYLAWS OF GEORGIA POWER COMPANY
                      As Amended Effective August 17, 2005


                                      Seal

SECTION 1. The corporate seal shall be circular in form and bear the name of the Company in the margin and the year of organization and the word "Seal" in the center.


                             Stockholders' Meetings

SECTION 2. The annual meeting of the stockholders shall be held, upon notice as hereinafter provided, at the principal office of the Company in the City of Atlanta, County of Fulton, State of Georgia, on the third Wednesday in the month of May in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other time and date as shall be determined by the Board of Directors, when the stockholders entitled to vote thereon shall elect by plurality vote the Board of Directors, and transact such other business as may be brought before the meeting. At the annual meeting any business may be transacted irrespective of whether the notice calling such meeting shall have contained a reference thereto.

SECTION 3. Special meetings of the stockholders shall be held, upon notice as hereinafter provided, at the principal office of the Company in the City of Atlanta, County of Fulton, State of Georgia, except such meetings as the Chairman of the Board or the President or the Board of Directors expressly determine shall be held elsewhere within or without the State of Georgia, but within the United States, in which case meetings may be held, upon notice as hereinafter provided, at such other place or places as the Chairman of the Board or the President or the Board of Directors may determine.

SECTION 4. At all meetings of the stockholders, the holders of capital stock of the Company representing a majority of the aggregate number of votes entitled to be cast at the meeting, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business, except as otherwise required by the Charter or by law. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present, except as otherwise required by the Charter or by law. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting originally notified.

SECTION 5. Each stockholder entitled to vote in accordance with the charter or any amendment thereof and in accordance with the provisions of these Bylaws or of any action taken pursuant thereto shall be entitled, in person or by proxy, to the vote provided by the Charter for each share of stock entitled to vote held by such stockholder. Except where the transfer books of the Company shall have been closed or a date shall have been fixed as the record date for the determination of its stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election for Directors which shall have

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been transferred on the books of the Company within twenty days next preceding such election of Directors. The vote for Directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be by and all questions decided by plurality vote except as otherwise provided by the Charter and/or by the laws of the State of Georgia.

SECTION 6. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat, at such address as appears on the stock books of the Company, at least ten days prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the Transfer Agent, if any, of the class or series of stock owned by him, his post office address and to notify said Secretary or Transfer Agent of any change therein.

SECTION 7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board or by the President or the Secretary upon the order in writing of a majority of or by resolution of the Board of Directors or at the request in writing of stockholders owning one-fourth of the entire capital stock of the Company issued and outstanding and entitled to vote. Such request or order shall state the purpose or purposes of the proposed meeting. On failure by the Chairman of the Board or the President or the Secretary to call such special meeting when duly requested, the makers of such request or order may call such special meeting over their own signatures.

SECTION 8. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall, unless waived in writing, be mailed, postage prepaid, or delivered, at least ten days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Company. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

SECTION 9. No stockholder shall be entitled to notice of any meeting of stockholders with respect to any shares registered in his name after the date upon which notice of such meeting is required by law or these Bylaws to have been mailed or otherwise given to stockholders.


                                    Directors

SECTION 10. The affairs of the Company shall be managed by a Board of Directors consisting of not less than five nor more than the maximum number allowed by law, who shall be elected annually by the stockholders entitled to vote, to hold office for one year and until their successors are elected and qualify except that any Director who is a full-time employee of the Company shall cease to be a Director upon termination of his employment as a full-time employee or upon his retirement from active duty under the Company's pension plan; provided that in the event of failure to hold such annual meeting of the stockholders or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for the purpose and the Directors then in office shall continue in office until their successors shall have been duly elected and qualified. If the stockholders at such annual meeting or at any special meeting called for the election of Directors shall not elect a full Board of Directors at such election, the Directors elected may elect the remaining Directors in the manner provided below for the filling of vacancies.

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In addition to the Directors authorized by the first paragraph of this section, there may also be one or more honorary members of the Board of Directors consisting of retired employees of the Company or of any affiliated company or companies who were serving as regular members of the Board of Directors at the time of their retirement from active duty under the Company's pension plan, or of any other former members of the Board who did not wish to continue or were unable to continue as regular members of the Board, or of any other persons whose services as such will be of value to the Company. Any such retired employee or other former member of the Board or other person may, on the recommendation of the Chief Executive Officer of the Company, be elected as an Honorary Director at any Board of Directors' meeting by the vote of the majority of the entire Board then in office or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote at such meeting. An Honorary Director so chosen shall hold office until the next annual meeting of stockholders. Honorary Directors shall receive notices of all meetings of the Board of Directors and shall receive the customary fee or salary and expense reimbursement or allowance for attending meetings and may participate in an advisory capacity in all discussions and deliberations of the Board of Directors, but will not have the right to vote. Such Honorary Directors shall not be counted in determining compliance with the number of Directors authorized by the first paragraph of this section or in determining the existence of a quorum.

No person shall be eligible to serve as a Director or as an Honorary Director after his 70th birthday.

Any Director of the Company may resign at any time by giving written notice to the Chairman of the Board or the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Each Director who is not an employee-director of the Company shall tender his resignation from the Board of Directors when a change occurs in his principal business association prior to normal retirement, excluding Directors serving on the Board of Directors as of November 15, 2000. Upon receipt of a tender of resignation in accordance with the foregoing statement, the Board of Directors, in its sole discretion, shall determine whether such resignation shall be accepted.

SECTION 11. In case of any vacancies in the Board of Directors through death, resignation, disqualification, or any cause other than by reason of removal, the remaining Directors, if less than a quorum, by affirmative vote of a majority thereof, or if a quorum, by a majority vote of such quorum, may elect a successor or successors, and the Director or Directors so chosen shall hold office until the next annual election and until their successor or successors shall be elected and qualified.

SECTION 12. In addition to the powers and authorities expressly conferred upon it by the statute, by the charter and by these Bylaws, the Board may exercise all such powers of the Company and do all such lawful acts and things as may be done by the Company as are not by statute or by the charter or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 13. A majority of the Board shall constitute a quorum and shall be competent to do all acts which the Board can do.

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SECTION 14. Any and all of the Directors may at any time be removed without cause assigned by the vote of the holders of a majority in number of all of the outstanding stock entitled to vote, given at a meeting called for the purpose of considering such action.


                       Meetings of the Board of Directors

SECTION 15. The newly elected Board of Directors may meet at such place and time as shall be fixed by the vote of the stockholders at the meeting at which such newly elected board was elected, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such Directors either personally or by mail or telegram two days prior to such meeting or as shall be fixed by the consent in writing of all the Directors.

SECTION 16. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

SECTION 17. Special meetings of the Board may be called by the Chairman of the Board or the President, on two days' notice to each Director, by delivered letter, by mail or by telegram or by personal communication either over the telephone or otherwise; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two Directors or on the request of the Chairman of the Board or the President.

SECTION 18. Directors shall be entitled to a fee for attendance at each regular or special meeting of the Board, or a committee of the Board, and/or to a monthly or annual fee or salary provided that no fees or salaries shall be paid to those Directors who are officers or employees, other than retired employees, who are on a fixed basis of compensation from the Company or any subsidiary or affiliated company and who have duties and responsibilities to such companies other than those arising from the office of Director. Directors shall be reimbursed for actual expenses, if any, incurred in attending meetings of the Board of Directors and in otherwise performing duties as such Directors or in lieu thereof to an allowance for expenses. The amount of fee for salary paid to Directors and expense allowance, if any, shall be fixed by the Board of Directors.


                         Executive and Other Committees

SECTION 19. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and such other committees created at the discretion of the Board, each consisting of three or more directors, each of which committees may act by a majority of its members. Such executive committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company when the Board is not meeting; and each other committee shall have such powers of the Board and otherwise as are provided in the resolution establishing such committee. Provided, however, notwithstanding anything to the contrary herein, the executive committee and all other committees established by the Board shall have no power or authority (1) to amend the Charter or the Bylaws; (2) to adopt a plan of merger or consolidation;
(3) to sell, lease, exchange or otherwise dispose of all or substantially all of


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the assets and property of the Company; (4) to voluntarily dissolve or revoke a voluntary dissolution of the Company; (5) to fill vacancies on the Board or any of its committees, or (6) to perform any other action prohibited by the laws of the State of Georgia. Unless otherwise specifically permitted by the Board of Directors, the rules promulgated by these Bylaws with respect to meetings of Directors, notice, quorums, voting and other procedures at such meeting shall be applicable to meetings of the executive and any other committee established by the Board of Directors, except that special meetings of any such committees may be called on one day's notice to all members of such committee.


                                    Officers

SECTION 20. The officers of the Company shall be chosen by the Board of Directors at its first meeting after the meeting of stockholders at which such board has been elected. The executive officers shall be a President, one or more Vice Presidents as said Board of Directors may from time to time determine, and in the discretion of the Board of Directors, a Chairman of the Board. The administrative officers shall be a Secretary, a Treasurer and a Comptroller, and such Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Chairman of the Board and the President shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.

SECTION 21. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 22. The officers of the Company shall hold office at the pleasure of the Board, until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause.


                 Powers and Duties of the Chairman of the Board

SECTION 23. The Chairman of the Board shall preside at all meetings of Directors and stockholders. Unless otherwise provided by the Board, under the supervision of and subject to the Board of Directors, he shall have the general control and management of the business and affairs of the Company; and he shall perform and do all acts and things incident to the position of Chairman of the Board and such other duties as may be assigned to him from time to time by the Board of Directors.

Unless otherwise provided by the Board, the Chairman of the Board shall have full power and authority on behalf of the Company to execute any stockholder's consent and to attend and act and to vote in person or by proxy at any meetings of stockholders of any corporation in which the Company may own stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

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                       Powers and Duties of the President

SECTION 24. The President shall do and perform all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. In the absence or inability to act of the Chairman of the Board, he shall act in his stead. In the event the office of Chairman of the Board has not been filled by the Board of Directors, or in the event it is specifically provided for by the Board, the President shall have the powers and duties attributed to the office of Chairman of the Board under the other provisions of these Bylaws.


                      Powers and Duties of Vice Presidents

SECTION 25. The Vice Presidents shall perform such duties on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or the Chairman of the Board. In the absence or inability to act of the President, any one of the Vice Presidents may act in his stead. Notwithstanding any other provision of these Bylaws, under emergency conditions existing in case of catastrophe wrought by war affecting the territory, facilities or personnel of the Company, in the event of the absence, death or inability to act of the Chairman of the Board, the powers and duties of the Chairman of the Board shall, until the end of the emergency or until prior action by the Board of Directors, devolve successively upon the President and such other officers as shall have been designated in a resolution adopted by the Board of Directors, and in accordance with the order of succession set forth therein.


                        Power and Duties of the Secretary

SECTION 26. It shall be the duty of the Secretary to act as custodian of the minutes of all meetings of the Board of Directors and of the stockholders and of any committees of the Board of Directors which keep formal minutes; he shall attend to the giving and serving of all notices of the Company; he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix or cause to be affixed the seal of the Company thereto and to all certificates of shares of the capital stock. He shall have charge of the corporate records and other corporate matters, of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the Chairman of the Board may direct. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board.


                       Powers and Duties of the Treasurer

SECTION 27. It shall be the duty of the Treasurer to have the care and custody of all the funds and securities of the Company. He shall be accountable for the receipts and disbursements of the funds of the Company. He shall endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and shall deposit the same to the credit of the Company in such depositories as the Board of Directors may designate; he shall perform


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all acts incident to the position of Treasurer, and such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board.


                      Powers and Duties of the Comptroller

SECTION 28. It shall be the duty of the Comptroller to maintain adequate records of all assets, liabilities, and accounting transactions of the Company; he shall have charge of the installation and supervision of all accounting and statistical records, financial and statistical statements and reports, and the supervision of the accounting methods and systems in use by all departments and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board.


     Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers

SECTION 29. An Assistant Secretary or an Assistant Treasurer or an Assistant Comptroller shall, in the absence or disability or at the request of the Secretary or Treasurer or Comptroller, respectively, perform the duties of the Secretary or Treasurer or Comptroller, respectively, and shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors or the Chairman of the Board. The performance of any such duty shall be conclusive evidence of his right to act.


                       Duties of Officers May Be Delegated

SECTION 30. In case of the absence of an officer of the Company, or for any other reason deemed sufficient, the Board of Directors or the Chairman of the Board may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer, or to any Director.


                         Transfer Agents and Registrars

SECTION 31. The Board of Directors may appoint one or more Transfer Agents or Transfer Clerks and Registrars, and may require all stock certificates and certificates representing any rights or options to be signed by such Transfer Agents or Transfer Clerks acting on behalf of the Company and by such Registrars.


                              Certificates of Stock

SECTION 32. The certificates of stock of the Company shall be of such form and devise as the Board of Directors may elect; they shall be numbered and shall be entered in the books of the Company and registered as they are issued. They shall exhibit the names of the registered holders and shall certify the number of shares owned by the person in whose name issued, and shall be signed by, or in the name of the Company by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal of the Company,


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which signatures and seal, in the case of certificates signed by a Transfer
Agent or Transfer Clerk and a Registrar, may be facsimile. In case any officer or officers who shall have signed any such certificate or certificates, or whose facsimile signature shall appear thereon, shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, and before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered with the same force and effect as though the person or persons who signed such certificate or certificates, or whose facsimile signature appears thereon, had not ceased to be such officer or officers of the Company, and the issuance and delivery of any such certificate or certificates shall be conclusive evidence of such adoption.


                               Transfers of Stock

SECTION 33. Transfers of stock shall be made on the books of the Company only by the person named in the certificate or by attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before the new certificate shall be issued.

SECTION 34. The Board of Directors shall have the power to prescribe a period not exceeding 50 days prior to any meeting of the stockholders or the date for payment of any dividend or the date for the allotment of rights of the date when any change or conversion or exchange of capital stock shall go into effect, during which no transfer of stock on the books of the Company may be made, or may fix a day not more than 50 days prior to the holding of any such meeting of stockholders or such date when any change or conversion or exchange of capital stock shall go into effect, as a day as of which stockholders of record entitled to notice of and to vote at such meeting of stockholders, or such date for payment of any dividend or such date for the allotment of rights or such date when any change or conversion or exchange of capital stock shall go into effect, shall be determined, and only stockholders of record on such day entitled to notice or to vote at such meeting of stockholders or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any change, conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid; provided, however, that in the case of any meeting of stockholders, such period prescribed or day fixed, as aforesaid, shall not be less than ten days prior to such meeting of stockholders.


                             Registered Stockholders

SECTION 35. The Company shall be entitled to treat the holder of record of any share or shares of stock or of any right or rights or option or options as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Georgia.


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                     Lost, Stolen or Destroyed Certificates

SECTION 36. No certificate of shares of stock of the Company shall be issued in place of any certificate alleged to have been lost or stolen or destroyed, except upon the submission of proper proof by the owner and the delivery to the Company of a bond of indemnity against such lost or stolen or destroyed certificate and except under such regulations and restrictions as the Board of Directors may prescribe.


                      Annual Report and Inspection of Books

SECTION 37. The Chairman of the Board and the President shall make and present to the annual meeting of stockholders a report showing a Balance Sheet and Income Statement for the preceding fiscal year. A copy of such report shall be mailed to each stockholder of the Company at least fifteen days in advance of the annual meeting of the Company. Such report may also contain such other information and may be in such detail as the Chairman of the Board and the President and the Board of Directors may determine in their absolute discretion. The stockholders of the Company entitled to vote, by a majority vote at any meeting duly called, or in case such stockholders shall fail to act, the Board of Directors, shall have the power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company, except as conferred by statute or authorized by the Board of Directors or by a resolution of such stockholders.


                         Depositories, Checks and Notes

SECTION 38. The Board of Directors are authorized to select such Depositories as they shall deem proper for the funds of the Company. All checks, drafts and demands for money against such deposited funds and all notes of the Company shall be signed by such officers or persons as the Board of Directors may from time to time designate.


                                   Fiscal Year

SECTION 39. The fiscal year shall begin the first day of January in each year, and shall end on the thirty-first day of December of such year.


                                     Notices

SECTION 40. Whenever under the provisions of these Bylaws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, unless otherwise provided in these Bylaws, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Company, or, in default


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in other address, to such director, officer or stockholder at the General Post
Office in the City of Atlanta, Georgia, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Notice need not be given of any adjourned meeting, special or regular, of stockholders or directors other than by announcement at the meeting which is being adjourned.

Any stockholder, director or officer may waive any notice required to be given by statute or under the provisions of the Certificate of Incorporation or under these Bylaws, and such waiver shall be deemed equivalent to the notice so required; provided, always, that such waiver shall be in writing and signed by such stockholder, officer or director, or by his duly authorized attorney, whether before or after the meeting or the time stated therein, notice of which is being waived.


                       Indemnification and Related Matters

SECTION 41. Each person who is or was a director or officer of the Company or is or was an employee of the Company holding one or more positions of management through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was an employee of the Company holding one or more Management Positions, or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Company as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

Expenses (including attorneys' fees) incurred by a director or officer of the Company or employee of the Company holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Company prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an under taking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Company under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Company.

The Company may purchase and maintain insurance at the expense of the Company on behalf of any person who is or was a director, officer, employee, or agent of the Company, or any person who is or was serving at the request of the Company as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of


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his status as such, whether or not the Company would have the power to indemnify him against such liability or expense under this Section or otherwise.

Without limiting the generality of the foregoing provisions, no present or future director or officer of the Company, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statute or municipal ordinance regulating the Company or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

The foregoing rights shall not be exclusive of any other rights to which any such director or officer or employee may otherwise be entitled and shall be available whether or not the director or officer or employee continues to be a director or officer or employee at the time of incurring any such expenses and liabilities.

If any word, clause or provision of the Bylaws or any indemnification made under this Section 41 shall for any reason be determined to be invalid, the provisions of the Bylaws shall not otherwise be affected thereby but shall remain in full force and effect. The masculine pronoun, as used in the Bylaws, means the masculine and feminine wherever applicable.


                                   Amendments

SECTION 42. The Bylaws of the Company may be altered, amended or repealed at any meeting of the Board of Directors, by the vote of a majority of the entire Board then in office, or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the Charter and of these Bylaws.


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